Exhibit 10.16

FORM OF

FIRST HAWAIIAN, INC.

EMPLOYEE STOCK PURCHASE PLAN

FORM OF

FIRST HAWAIIAN, INC.  EMPLOYEE STOCK PURCHASE PLAN

PLAN SUMMARY

This is a Summary of the First Hawaiian, Inc. Employee Stock Purchase Plan (“Plan”).  The Summary gives an overview of the Plan in plain language and is intended to help Plan participants and others to interpret the Plan.  This Summary is not part of the Plan.  Accordingly, any conflict between this Summary and the language of the Plan will be resolved in favor of the latter.

The Plan is an employee stock purchase plan (“ESPP”) governed by Section 423 of the Internal Revenue Code (“Code”).  An ESPP permits employees to buy stock in their employer on a payroll deduction basis.  An ESPP may also give employees a discount of up to 15% on the price of their employer’s stock.  For example, if a company’s stock were selling at $10 per share, an employee could purchase stock in the company through its ESPP for as little as $8.50 per share.  The trade-off for this discount is that a participant must hold stock purchased on a discounted basis for a holding period which is generally two years in length.  If a participant sells such stock before the end of the holding period, then the discount received at the time of purchase is treated as compensation and reported on the participant’s W-2, and any gain in the stock is treated as ordinary income.

As of the effective date of the Plan, and until further notice, the Plan provides participants a discount of 5% on the price of Company stock purchased through the Plan.

From time-to-time, the Company will offer employees the opportunity to buy stock in the Company through the Plan.  The offer will be made by means of a writing called an “offering.” The offering will specify the number of shares which will be available for purchase, the employees entitled to participate in the offering, the dates on which the offering period will begin and end, and the other terms and conditions under which the Company’s stock will be offered for purchase.

All employees of the Company are eligible to participate in offerings except for employees owning 5% or more of the Company’s stock.  The Company may also elect to exclude from offerings employees who are highly compensated, work 20 hours or less per week, have been employed for less than two years, or customarily work less than five months per year.

The “offering period” is the period of time over which contributions will be collected from Plan participants on a payroll deduction basis for the purpose of funding the purchase of the Company stock made available in an offering.  The offering period is at least 3 calendar months and no more than 24 calendar months in length.  The first day of the offering period is called the

“grant date” because that is the date on which employees are granted the option to buy stock in the Company.  The last day of the offering period is called the “exercise date” because that is the date on which the option to purchase stock is exercised by participating employees, and the stock is actually purchased.

An employee who wishes to participate in the Plan must elect to do so in an enrollment period.  The enrollment period will generally be the calendar month immediately prior to the first day of the offering period.  The employee’s election will specify an amount or percentage of after-tax compensation to be contributed to the Plan on each payroll date during the offering period.  Payroll deduction is the only method for funding the purchase of Company stock through the Plan.  For example, a participant may not make contributions out-of-pocket.  The Plan permits a participant to contribute no more than 10% of after-tax compensation to the Plan.

Once made, an election to make contributions to the Plan is “evergreen.”  This means that the election will automatically apply to each new offering under the Plan.  However, a participant may change the amount of an election once during an offering period.  A participant may also suspend contributions once during an offering period.  If contributions are suspended, then, at the participant’s election, any amounts contributed to the Plan will either be held by the Plan and used to purchase stock or refunded to the participant as soon as administratively feasible.  A suspension will stay in effect until the participant makes a new election.  A participant may also terminate participation in the Plan by revoking the election to make contributions.  If participation is terminated, then any amounts contributed to the Plan in the current offering period will be refunded as soon as administratively feasible.

On the last day or “exercise date” of an offering period, the total amount of contributions collected from all participants will be used to purchase the shares of the Company’s stock which have been made available for purchase in that offering.  The purchase price will be the publicly traded price of the stock on the exercise date (the last day of the offering period) minus any discount provided by the Plan.

Tax rules limit the amount of stock which may be purchased by a participant through an ESPP to $25,000 per calendar year.  This limit is applied using the undiscounted price of the stock on the grant date, not the discounted stock price.  For example, if the undiscounted stock price is $10 per share on the grant date and the discounted stock price is $9.50, the greatest number of shares which can be purchased is 2,500 ($25,000/$10), not 2,631 ($25,000/$9.50).

Since no more than $25,000 worth of stock on an undiscounted basis may be purchased in a calendar year, contributions to an ESPP for a calendar year should not exceed $25,000 minus the discount, if any, offered by the ESPP.  Consequently, if an ESPP offers a discount of 5% of the share price, a participant should contribute no more to the ESPP in a calendar year than $23,750 (since $25,000 * 95% = $23,750).  If a participant contributes more to the Plan than may be used to purchase stock, the excess contributions will be returned to the participant as soon as administratively feasible after the exercise date.  A participant may not rollover excess contributions (except for an amount which is less than the price of a single share).  It is up to the participant to monitor contributions to insure that they do not exceed the amount which can be used to purchase stock.

If the contributions of all employees during an offering period exceed the total cost of the shares made available for purchase in that period, then the permissible contributions of each participant will be reduced by the same percentage until the total amount of contributions is equal to the total cost of the stock available for purchase.  Any excess contributions will be refunded to participants.

As soon after the exercise date as administratively feasible, the shares of Company stock purchased by a participant through the Plan will be deposited in a brokerage account established by the Company in the participant’s name.  The shares held in the account may be sold at any time.  However, if the stock was purchased at a discount, then the tax consequences of a sale will vary with how long the stock is held.  To get the best tax treatment, a participant must hold stock purchased through an ESPP at a discount for two years from the grant date (the first day of the offering period) or, if later, one year from the exercise date (the last day of the offering period).  If the stock is sold before the end of the applicable holding period, then any discount provided at the time of purchase is treated as compensation and reported on the employee’s W-2 for the year.  In addition, any gain on the stock is taxed at the ordinary income rate, not the capital gains rate.

To enable the Company to discharge its duty with respect to income tax reporting, stock purchased through the Plan at a discount must be held in the brokerage account established for the participant for the duration of the applicable holding period.

As adopted by the Company, the Plan incorporates certain default terms and conditions for offerings made under the Plan.  Unless the Company elects otherwise for purposes of an offering, the Plan shall provide four offering periods per year, each of three months’ duration.  The offering periods shall commence on January 1st, April 1st, July 1st and October 1st and shall end, respectively, on March 31st, June 30th, September 30th, and December 31st.  No employees will be excluded from participating in offerings except 5% owners.  Shares of the Company will be offered for purchase at a discount of 5%, and the purchase price and employees’ elections to contribute after-tax compensation to the Plan must be made in whole percentage points.

The Company may decide to retain the services of a stock broker or financial institution (“ESPP Broker”) to help it administer the Plan.  If the Company does so, then it will delegate its duties under the Plan to the ESPP Broker, and participants will take action under the Plan with the ESPP Broker, rather than with the Company.  Such actions will include, but are not limited to, elections to contribute to the Plan and to change, suspend, or revoke such elections.  Further, the procedures of the ESPP Broker are likely to be automated over the internet.

For further information about the Plan, please contact the Human Resources Department of First Hawaiian Bank.

FIRST HAWAIIAN, INC.  EMPLOYEE STOCK PURCHASE PLAN

v

	ARTICLE 5. PARTICIPATION	5
5.1	Enrollment in the Plan	5
(a)	Payroll Deduction Election; Enrollment Period	5
(b)	Form and Manner of Election	5
(c)	Amount of Election and Commencement of Deductions	5
(d)	Evergreen Election	5
5.2	Modification of Election	5
(a)	Changing Stock Purchase Contributions	5
(b)	Suspending Stock Purchase Contributions	6
(c)	Terminating Participation	6
5.3	Status of Stock Purchase Contributions	6
	ARTICLE 6. OFFERINGS AND STOCK PURCHASES	6
6.1	Shares of Stock Subject to Plan	6
6.2	Offering Periods	6
6.3	Terms and Conditions of Offering Periods	7
6.4	Allocation of Shares to Participant	7
(a)	Grant Date	7
(b)	Exercise Date	7
(c)	Number of Shares Purchased on Exercise Date	7
(d)	Purchase Price on Exercise Date	8
(e)	Payment	8
(f)	Delivery to Individual Brokerage Account; Holding Period	8
(g)	Transfer or Sale of Shares	8
(h)	No Rights as Shareholder Until Allocation Date	9
6.5	No Transferability	9
6.6	Termination of Employment	9
6.7	Leave of Absence	9
6.8	Adjustments for Changes in Capitalization	9
6.9	$25,000 Limitation on Share Purchases Per Calendar Year	10
	ARTICLE 7. MISCELLANEOUS	10
7.1	Effective Date; Term of Plan	10
7.2	Termination and Amendment of Plan	10
7.3	Change of Control	10
7.4	No Constraint on Corporate Action	11
7.5	Special Circumstances	11
7.6	Participants Deemed to Accept Plan	12
7.7	Rights of Participants; Not an Employment Contract	12
7.8	Construction; Headings	12
7.9	Indemnification of Board and Plan Administrator	12
7.10	Section 16 Requirements	13
7.11	Claims Procedures	13
7.12	Administrative Costs	13
7.13	Severability	13
7.14	Governing Law	13

EXECUTION		14

FORM OF

FIRST HAWAIIAN, INC.

EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors:                 , 2016

Approved by the Stockholders:                 , 2016

ARTICLE 1.  INTRODUCTON

1.1          Purpose.  The purpose of the First Hawaiian Inc. Employee Stock Purchase Plan (“Plan”) is to assure a closer identification of interest between the Company and its employees, to stimulate the employees’ efforts for the Company, and to strengthen employees’ desire to remain with the Company by encouraging and assisting them to acquire a direct stake in the welfare of the Company through ownership of shares of its common stock.

1.2          Intended Design.  The Company intends that the design of the Plan meet the requirements of Section 423 of the Internal Revenue Code of 1986 (the “Code”), and the Plan shall be interpreted consistently with this intent.

ARTICLE 2.  DEFINITIONS

2.1          Definitions.  Whenever the initial letters of the following terms are capitalized, the terms shall have the meanings shown.

(a)           “Allocation Date” has the meaning defined by Section 6.4(f) of the Plan.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Code” means the Internal Revenue Code of 1986, as amended.

(d)           “Common Stock” means the Class A common stock of the Company,     par value, or of any successor corporation by merger, reorganization, consolidation, or otherwise.

(e)           “Company” means First Hawaiian, Inc.

(f)            “Compensation” means, with respect to any Offering Period, a Participant’s wages subject to income tax withholding, as defined by Code Section 3401.  The Plan Administrator may modify the definition of Compensation for one or more Offerings as deemed appropriate, provided that any such modification shall be consistent with Code Section 423.

(g)           “Effective Date” has the meaning defined by Section 7.1 of the Plan.

(h)           “Eligible Employee” means an Employee of an Employer.  Employees of a Subsidiary which is not a Participating Subsidiary are not Eligible Employees and shall be excluded from the Plan.

(i)            “Employee” means an individual carried as such on the payroll records of the Employer and does not include independent contractors, leased employees, or other individuals not treated as such for payroll purposes, notwithstanding the reclassification of any such individuals as employees by Federal, State, or local authority.

(j)            “Employer” means the Company (for so long as it maintains the Plan) and any Participating Subsidiary.  With respect to an Employee, Employer means the entity that is the direct Employer of the Employee.

(k)           “Enrollment Period” has the meaning defined by Section 5.1(a) of the Plan.

(l)            “ESPP Broker” has the meaning defined by Section 3.3 of the Plan.

(m)          “Exercise Date” means the last day of each Offering Period.

(n)           “Fair Market Value” per share of Common Stock on any date means the closing sale price per share during regular trading hours of Common Stock on such date on the principal securities market in which the Common Stock is then traded; or, if there were no trades on that date, the closing sale price during regular trading hours of the Common Stock on the first trading day prior to that date.

(o)           “Grant Date” means the first day of each Offering Period.

(p)           “Holding Period” has the meaning defined by Section 6.4(f)(ii) of the Plan.

(q)           “Individual Brokerage Account” shall mean the account specified in Section 6.4(f) of the Plan.

(r)            “Offering” means an offering of Common Stock for purchase pursuant to this Plan and Section 1.432-2(a)(1) of the Treasury Regulations, and also refers to the specification of the terms and conditions under which such offer is made.  Such specification must be made in writing, including in electronic form, before the start of the Offering Period.

(s)            “Offering Period” has the meaning defined by Section 6.2 of the Plan.

(t)            “Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Section 5.1 of the Plan.

(u)           “Participating Subsidiary” means a Subsidiary that is specifically authorized by resolution of the Board to extend the benefits of the Plan to its eligible Employees. As of the Effective Date, the only Participating Subsidiary is First Hawaiian Bank.

(v)           “Plan” means the First Hawaiian, Inc. Employee Stock Purchase Plan.

(w)          “Plan Administrator” means the Board or such person or entity appointed by the Board to administer the Plan.

(x)           “Purchase Price” has the meaning defined by Section 6.4(d) of the Plan.

(y)           “Stock Purchase Contributions” means deductions from after-tax Compensation made during an Offering Period for the purpose of purchasing shares under the Plan.

(z)           “Subsidiary” means any subsidiary corporation of the Company (as determined in accordance with Code Section 424), whether now existing or subsequently established.

ARTICLE 3.  PLAN ADMINISTRATION

3.1          Plan Administrator.  The Plan shall be administered by the Board.  The Board may delegate its administrative authority over the Plan to a person or committee who shall serve as Plan Administrator, provided, however, that the Plan Administrator shall not have the authority to (i) increase the maximum number of shares available for issuance under the Plan or the maximum number of shares that may be purchased per Participant for any Offering Period (other than for adjustments under Section 6.8), (ii) modify the eligibility requirements under the Plan (except that the eligibility requirements for an Offering may be modified by the Plan Administrator in accordance with Section 4.2(a)), (iii) designate a Subsidiary as a Participating Subsidiary, (iv) change the duration of the Offering Periods, or (v) change the Purchase Price for any Offering Period.

3.2          Authority of Plan Administrator.  The Plan Administrator shall have the discretion and authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to make all other determinations necessary or advisable for administering the Plan, and to take all actions necessary for operating the Plan, including authorizing, making, and setting the terms for Offerings.  The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that it shall deem necessary or advisable, in its sole discretion, to carry it into effect. The determinations of the Plan Administrator shall be final and binding on all persons.

3.3          ESPP Broker.  The Plan Administrator may contract with a stock broker or financial institution authorized to take custody of shares of the Company pursuant to this Plan to act as a broker and third-party administrator for purposes of the Plan (“ESPP Broker”).  In such case, the terms and conditions of the Plan may be implemented and given effect by the procedures of the ESPP Broker, including, but not limited to, such matters as Offerings, elections to participate in the Plan, and the making, changing, suspension, and cancellation of Stock Purchase Contributions.

ARTICLE 4.  ELIGIBILITY

4.1          Eligibility.  Subject to Section 4.2, all Employees of the Company and of Participating Subsidiaries shall be Eligible Employees and shall have the right to participate in the Plan, provided, however, that only Eligible Employees in the employ of an Employer on the first day of an Offering Period shall have the right to participate in such Offering Period.

4.2          Exceptions.

(a)           Discretionary Exclusions.  Notwithstanding Section 4.1, the Plan Administrator, in its sole discretion, may (but is not required to) exclude under the written terms of any Offering, otherwise Eligible Employees

(i)                                     whose customary employment is twenty (20) hours or less per week,

(ii)                                  whose customary employment is for not more than five (5) months in any calendar year,

(iii)                               who have been employed less than two (2) years, or

(iv)                              who are highly compensated employees (within the meaning of Section 414(q) of the Code).

(b)           5% Owners.  Notwithstanding Section 4.1, any otherwise Eligible Employee who, immediately after a purchase right is granted, and applying the rules under Sections 423(b)(3) and 424(d) of the Code to determine stock ownership, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, shall not be entitled to participate in the Plan.

4.3                               Loss of Eligibility.

(a)           An Eligible Employee shall lose eligibility to participate in this Plan, and shall cease to participate in it, if then a Participant, upon the earliest to occur of the following:

(i)                                     the Participant’s termination of employment from the Company or a Participating Subsidiary for any reason except transfer of employment between or among the Company and any Participating Subsidiary;

(ii)                                  the Company’s or the Participant’s Employer’s ceasing to maintain or participate in the Plan, as applicable;

(iii)                               the Participant’s failure to meet the requirements of an Offering; or

(iv)                              any other event which causes a Participant to no longer meet the requirements of Section 4.1.

(b)           An individual shall be considered employed while such individual is on sick leave or other approved leave, even if unpaid, provided, however, that if such period of leave is unpaid (except for differential wages as defined by Section 3401(h) of the Code), then such individual’s participation shall be deemed to terminate on the next Exercise Date.  Any Stock Purchase Contributions remaining to the Participant’s credit after such next Exercise Date shall be refunded by the Plan or by an agent of the Plan to the former Participant as soon as administratively feasible.

ARTICLE 5.  PARTICIPATION

5.1          Enrollment in the Plan.

(a)           Payroll Deduction Election; Enrollment Period.  An Eligible Employee shall become a Participant in the Plan by making an election in the Enrollment Period to deduct Stock Purchase Contributions from his or her after-tax Compensation and to contribute such Stock Purchase Contributions to the Plan for the purpose of funding the purchase of shares of the Company in an Offering.  The Enrollment Period shall be the calendar month ending prior to the first day of the Offering Period.  An Eligible Employee’s Stock Purchase Contributions shall be credited to the Plan for his or her benefit and shall be applied in accordance with the terms of the Plan to the purchase of shares of the Company on the last day of the Offering Period.

(b)           Form and Manner of Election.  The form and manner of making a payroll deduction election for Stock Purchase Contributions shall be specified by the Plan Administrator and shall apply on a weekly, bi-weekly, semi-monthly, or monthly basis, as determined by the Plan Administrator, subject to any elections with respect to the timing of deductions made available by the Plan Administrator to the Participant.  Payroll deductions shall be in whole percentages of after-tax Compensation or in flat dollar amounts, as prescribed by the Plan Administrator for purposes of an Offering.  Until and unless an Offering provides otherwise, elections to make Stock Purchase Contributions shall be in the form of whole percentages of after-tax Compensation.

(c)           Amount of Election and Commencement of Deductions.  Stock Purchase Contributions shall be in the amount or percentage elected by the Participant.  Such elections may be subject to a minimum or maximum amount or percentage specified by the Plan Administrator.  Until and unless the Plan Administrator determines otherwise, such elections shall be subject to a maximum equal to the lesser of (i) of ten percent (10%) of Compensation or (ii) the limits specified in Section 6.9.  As soon as practicable after the start date of an Offering Period, the Company or the Participating Subsidiary with whom a Participant is employed, will commence to deduct Stock Purchase Contributions from the Participant’s Compensation.

(d)           Evergreen Election.  Once a Participant has enrolled in the Plan and made a payroll deduction election with respect to an Offering Period, such election shall be deemed to apply automatically to all subsequent Offering Periods, until and unless such enrollment and payroll deduction authorization is modified, suspended, or terminated in accordance with Section 5.2 of the Plan and procedures prescribed by the Plan Administrator.

5.2          Modification of Election.  Stock Purchase Contributions shall continue in effect at the rate elected throughout the Participant’s participation in the Plan, except as provided in this Section 5.2.

(a)           Changing Stock Purchase Contributions. A Participant may change the amount of Stock Purchase Contributions by delivering notice in accordance with the procedures established by the Company.  Any such change shall become effective as soon as is administratively feasible.  A Participant may make one such change per calendar year quarter.

(b)           Suspending Stock Purchase Contributions.  A Participant may at any time suspend the Participant’s Stock Purchase Contributions under the Plan by delivering notice in accordance with procedures established by the Plan Administrator. Such suspension shall become effective as soon as administratively practicable during the then current Offering Period, or, to the extent consistent with the procedures established by the Plan Administrator, effective with the commencement of the first Offering Period to begin after such notice is delivered. Such a suspension will not result in a refund of previously accumulated Stock Purchase Contributions, unless the Participant affirmatively elects to withdraw the balance of the Participant’s Stock Purchase Contributions in the notice delivered pursuant to this Section 5.2(b), in which case the withdrawal will become effective as soon as administratively practicable and will result in a refund of the then outstanding balance of Stock Purchase Contributions attributable to such Participant.

(c)           Terminating Participation.  A Participant may at any time terminate the Participant’s participation in the Plan by delivering notice in accordance with procedures established by the Plan Administrator. Such suspension shall become effective as soon as administratively practicable.  Upon termination, the then outstanding balance of Stock Purchase Contributions attributable to such Participant shall be refunded to the Participant as soon as administratively feasible.

5.3          Status of Stock Purchase Contributions.  A Participant’s Stock Purchase Contributions shall not represent a separate fund, but shall have the status of a hypothetical account only, shall not be held in trust, and shall be included in the general funds of the Participant’s Employer.  No interest shall be paid or credited on Stock Purchase Contributions, and they may be used for any corporate purpose. With respect to Stock Purchase Contributions, a Participant shall have the status of an unsecured creditor.

ARTICLE 6.  OFFERINGS AND STOCK PURCHASES

6.1          Shares of Stock Subject to Plan.  The total number of shares of Common Stock which may be sold pursuant to the Plan, subject to adjustment as provided in Section 6.8, shall be no more than 600,000 shares. The shares sold under the Plan may be either authorized and unissued shares, or issued shares reacquired by the Company.  If rights granted under the Plan terminate or expire for any reason without having been exercised in full, the shares not purchased hereunder pursuant to such rights shall be available again for purposes of the Plan.  Until and unless an Offering provides otherwise,            shares of Common Stock of the Company shall be made available for purchase under each Offering.

6.2          Offering Periods.

(a)           Shares of Common Stock shall be offered for purchase under the Plan, and contributions to fund such purchases shall be collected, in a series of successive Offering Periods until the earlier of (i) the date the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan has been terminated.

(b)           Each Offering Period shall be not less than three (3) and not more than twenty-four (24) months in duration, as determined by the Plan Administrator.  Unless provided otherwise for purposes of an Offering, each Offering Period shall have a duration of three (3) calendar months and shall commence on the first day of January, April, July, and October.

6.3          Terms and Conditions of Offering Periods.

(a)           The terms and conditions of each Offering Period shall be specified in the Offering by the Plan Administrator.  Such terms and conditions may vary from Offering to Offering, and two or more Offering Periods may run concurrently under the Plan, each with its own terms and conditions.  In addition, special Offering Periods may be established with respect to entities that are acquired by the Company (or any Subsidiary of the Company) or under such other circumstances as the Plan Administrator may deem appropriate.

(b)           In no event, shall the terms and conditions of any Offering Period contravene the express limitations and restrictions of the Plan or Section 423 of the Code and the Treasury Regulations thereunder, and the Participants in each separate Offering Period shall have equal rights and privileges under that Offering in accordance with the requirements of Section 423(b)(5) of the Code.

6.4          Allocation of Shares to Participant.

(a)           Grant Date.  The right to purchase shares in an Offering Period shall be granted to each Participant, automatically, without further action by the Company, on the first day of the Offering Period, which shall be defined as the Grant Date.

(b)           Exercise Date.  A Participant’s right to purchase shares shall be exercised on the Exercise Date, which is the last day of the Offering Period.

(c)           Number of Shares Purchased on Exercise Date.

(i)            The actual number of shares purchased for each Participant on the Exercise Date shall be that whole number of shares determined by dividing the Purchase Price for that Offering Period into the amount of Stock Purchase Contributions accumulated for such Participant by the Exercise Date.

(ii)           If the total of all shares to be purchased by all Participants on an Exercise Date as computed pursuant to (i), above, exceeds the number of shares available for such Offering Period, then all such purchases shall be adjusted proportionately to eliminate such excess, and the authorized Stock Purchase Contributions of each Participant, to the extent in excess of the aggregate Purchase Price payable for shares of Common Stock prorated to such individual, shall be refunded by the Plan or by an agent of the Plan.  In applying this subsection, a Participant’s Stock Purchase Contributions shall first be reduced by such amount as may be necessary to bring such Stock Purchase Contributions into compliance with the limitation set forth in Section 6.9 of this Plan and Section 423(b)(8) of the Code.

(iii)          Notwithstanding anything to the contrary in this Section 6.4(c), the Plan Administrator shall have the discretion to limit the maximum number of shares of Common Stock which may be purchased by a Participant for an Offering Period.

(d)           Purchase Price on Exercise Date.  The Purchase Price per share for Common Stock on the Exercise Date shall be established by the Plan Administrator prior to the start of the Enrollment Period and shall be disclosed to Employees on the first day of the Enrollment Period.  The Purchase Price shall not be less than ninety-five percent (95%) of the Fair Market Value per share of Common Stock on the Exercise Date of the Offering Period.  Unless provided otherwise for purposes of an Offering, the Purchase Price per share under the Plan shall be equal to ninety-five percent (95%) of the Fair Market Value per share of Common Stock on the Exercise Date of the Offering Period.

(e)           Payment.  Payment for shares of Common Stock purchased under the Plan shall be made on the Exercise Date solely by deduction from the Participant’s accumulated Stock Purchase Contributions.  No contributions to the Plan may be made outside of payroll deduction.  To the extent that the Participant’s Stock Purchase Contributions exceed the price of the shares allocated to the Participant, such excess shall be refunded as soon as administratively feasible after the Exercise Date, provided, however, that the Plan Administrator shall not be required to refund an amount which is less than the Purchase Price of a single share.

(f)            Delivery to Individual Brokerage Account; Holding Period.

(i)            As soon as practicable after the end of each Offering Period, the shares of Common Stock purchased for a Participant pursuant to the Plan shall be delivered directly to an individual account established for such Participant with a brokerage firm selected by the Company (the “Individual Brokerage Account”).  The date of such delivery is the Allocation Date.

(ii)           If the Purchase Price was less than 100% of the lesser of the Fair Market Value of the Company’s Common Stock on the Grant Date or Exercise Date, then the deposited shares may not be transferred from the Individual Brokerage Account until the date that is two (2) years from the applicable Grant Date or, if later, one (1) year from the applicable Exercise Date.   Such two or one year period shall be referred to as the “Holding Period.”

(g)           Transfer or Sale of Shares.  Any shares held for the required holding period may thereafter be transferred to other accounts or to other brokerage firms.  The procedures of these paragraphs (f) and (g) shall not in any way limit when the employee may sell his or her shares but are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the Individual Brokerage Account.  Shares may not be transferred from the Individual Brokerage Account for use as collateral for a loan, unless those shares have been held for the required holding period.  These procedures shall apply to all shares purchased by a Participant, whether or not the Participant remains an Employee.

(h)           No Rights as Shareholder Until Allocation Date.  No Participant shall, by reason of the Plan or any rights granted pursuant thereto, or by the fact that there are Stock Purchase Contributions attributable to a Participant sufficient to purchase shares which the Participant has elected to purchase, have any rights of a shareholder of the Company until shares of Common Stock have been delivered to such Participant on the Allocation Date in the manner provided in Section 6.4(f).

6.5          No Transferability.  Rights to purchase shares of Common Stock granted under the Plan to any Employee are not transferable.  In the event of violation of this provision, the Plan Administrator shall terminate the Employee’s right to purchase Common Stock and refund, either by the Plan or by an agent of the Plan, the Stock Purchase Contributions attributable to such Employee during the relevant Offering Period.

6.6          Termination of Employment.  If a Participant ceases to be employed by the Company or by a Participating Subsidiary for any reason, all rights to purchase stock granted to the Participant with respect to the then current Offering Period hereunder shall immediately cease (unless otherwise directed by the Plan Administrator in its sole discretion).  The amount of Stock Purchase Contributions attributable to such a former Participant shall be refunded, either by the Plan or by an agent of the Plan, to the former Participant as soon as administratively practicable (or in the case of death, to the person or persons to whom the former Participant’s rights hereunder shall pass) in the currency in which collected.

6.7          Leave of Absence.  If a Participant ceases to remain in active service by reason of an approved, unpaid leave of absence, then the Stock Purchase Contributions authorized by the Participant and collected to date on his or her behalf for that Offering Period shall be held for the purchase of shares on his or her behalf on the next scheduled Exercise Date.  Upon the Participant’s return to active service his or her authorized Stock Purchase Contributions shall automatically resume at the rate in effect at the time the leave began, unless the individual withdraws from the Plan or modifies the then existing election prior to his or her return to active service.

6.8          Adjustments for Changes in Capitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any (i) stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, subdivision or similar transaction, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution to its stockholders (each, a “Corporate Transaction”), then, subject to any required action by the stockholders of the Company, the number and kind of shares of Common Stock available under the Plan or subject to any limit or maximum hereunder shall automatically be proportionately adjusted, with no action required on the part of the Compensation Committee or otherwise to the extent necessary to prevent dilution or enlargement of the rights of Participants under the Plan. Any adjustments to outstanding Awards shall be consistent with Code Section 424, to the extent applicable.

6.9          $25,000 Limitation on Share Purchases Per Calendar Year.

(a)           A Participant may not purchase more than $25,000 of shares of Common Stock in any calendar year, based on the Fair Market Value per share of Common Stock at Grant Date.

(b)           If the Participant’s Stock Purchase Contributions exceed the amount necessary to reach such limitation, then the excess shall be refunded as soon as administratively feasible after the Exercise Date.

(c)           In the event there of any conflict between this Section 6.9 and other provisions of the Plan, this Section 6.9 shall control.  The Company shall have no obligation to identify employees whose Stock Purchase Contributions exceed the amount necessary to reach the limitation stated in Section 6.9(a) or to counsel employees regarding the amount of their Stock Purchase Contributions.

ARTICLE 7.  MISCELLANEOUS

7.1          Effective Date; Term of Plan. Following adoption of the Plan by the Board, the Plan shall become effective on the date on which the Plan is approved by the stockholders of the Company who are present and represented at a special or annual meeting of stockholders where a quorum is present (“Effective Date”), which approval shall occur not earlier than one (1) year before and not later than one (1) year after the date the Plan is adopted by the Board.  The Plan shall terminate on the earlier of (i) the termination of the Plan pursuant to Section 7.2 and (ii) when no more shares are available for issuance under the Plan.

7.2          Termination and Amendment of Plan. The Plan may be terminated at any time by the Board.  At any time prior to the termination of the Plan, the Board may make such changes and additions to the Plan as it shall deem advisable; provided, however, that except as provided in Section 6.8 hereof, the Board may not, without approval of the Company’s stockholders, increase the maximum number of shares issuable under the Plan or modify the eligibility requirements for participation in the Plan.  No termination or amendment of the Plan may terminate or materially and adversely affect a Participant’s rights under the Plan without such Participant’s consent.  The termination of the Plan made effective after the next Exercise Date and before the next Grant Date shall be deemed not to materially and adversely affect a Participant’s rights under the Plan, provided that any excess Stock Purchase Contributions are refunded to the Participants as soon as administratively feasible.

7.3          Change of Control.  If the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of a sale, merger, or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the state in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization, or liquidation (deemed the end of the Offering Period in such case), by causing all Stock Purchase Contributions credited to each Participant to be applied to purchase as many shares of Common Stock as possible pursuant to the procedure set forth in Section 6.4, treating the day before the date of such triggering event as the Exercise Date.  Any remaining Stock Purchase Contributions after the purchase of shares shall be refunded to the Participants as soon as administratively feasible.

7.4          No Constraint on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company, any Subsidiary or any other affiliate, from taking any corporate action (including, but not limited to, the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan or any purchase rights granted under the Plan. No Participant, Employee, beneficiary, or other person, shall have any claim against the Company, any Subsidiary, or any of its other affiliates, as a result of any such action.

7.5          Special Circumstances.

(a)           If at any time the Board shall determine, in its discretion, that the listing, registration and/or qualification of shares of Common Stock upon any securities exchange or under any applicable laws, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of such shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any purchase right, or to issue or deliver evidence of title for shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

(b)           If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to a purchase right is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock.  In any such case, the right to purchase shares of Common Stock under the Plan shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary.

(c)           The Board may require each person receiving shares of Common Stock in connection with any Purchase Right to represent and agree with the Company in writing that such person is acquiring such shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Board may prescribe. The Board, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares of Common Stock purchasable or otherwise receivable by any person under any Purchase Right as it deems appropriate.

7.6          Participants Deemed to Accept Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board in any case in accordance with the terms and conditions of the Plan.

7.7          Rights of Participants; Not an Employment Contract.  No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable agreement or offering document.  The liability of the Company and any Subsidiary under the Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of the Plan may be construed to impose any further or additional duties, obligations, or costs on the Company, any Subsidiary or any other affiliate thereof, or the Board not expressly set forth in the Plan. The grant of a Purchase Right under the Plan shall not confer any rights upon the Employee holding such Purchase Right other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Purchase Right, or to all Purchase Rights, or as are expressly set forth in any applicable agreement, offering document or sub-plan evidencing such Purchase Right. Without limiting the generality of the foregoing, the Plan does not and shall not be deemed to constitute a contract of employment with any Employee.  Terms of employment and the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause, shall depend entirely upon the terms of employment otherwise existing between any Employee and the Company or any of its Subsidiaries without regard to the Plan.

7.8          Construction; Headings. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. The word, “Section,” herein shall refer to provisions of the Plan, unless expressly indicated otherwise.  The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

7.9          Indemnification of Board and Plan Administrator.  In addition to such other rights of indemnification as they may have, the Board and Plan Administrator (but not any ESPP Broker) shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any rights granted thereunder and against all amounts paid by them in settlement thereof or in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith.  Upon the institution of any such action, suit or proceeding, the Board and the Plan Administrator shall notify the Company in writing, giving the Company an opportunity at its own cost to defend the same before such Board or Plan Administrator undertakes to defend the same on their own behalf.

7.10        Section 16 Requirements. Any other provisions of the Plan notwithstanding, to the extent that any Employee participating in the Plan is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, such Employee’s participation in the Plan shall be subject to, and such Employee shall be required to comply with, any and all additional restrictions and/or requirements imposed by the Plan Administrator, in its sole discretion, in order to insure that the exemption made available pursuant to Rule 16b-3 is available with respect to all transactions pursuant to the Plan effected by or on behalf of any such Employee.

7.11        Claims Procedures.  No action may be commenced by an individual against the Company with respect to causes of action arising under the Plan unless the individual first makes a claim to the Plan Administrator with respect to such matters.  The Plan Administrator shall respond to any such claim within sixty (60) days.  If the Plan Administrator’s response is adverse to the individual, then no action may be commenced by the individual unless the individual first appeals such adverse decision.  Such appeal shall be considered by a representative of the Company other than the person or persons who considered the individual’s original claim and other than a subordinate of such person or persons.  The Company’s response to the individual’s appeal shall be made within sixty (60) days.

7.12        Administrative Costs. The Company shall bear all costs and expenses incurred in administering the Plan, including expenses of issuing shares of Common Stock pursuant to Purchase Rights granted hereunder.

7.13        Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included

7.14        Governing Law. The Plan shall be governed by, and all questions arising hereunder shall be determined in accordance with, the laws of the State of Hawaii.

EXECUTION

IN WITNESS WHEREOF, FIRST HAWAIIAN, INC. has caused this First Hawaiian, Inc. Employee Stock Purchase Plan to be adopted by its duly authorized officer this        day of                          , 2016.

FIRST HAWAIIAN, INC.

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Its